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                                    EXHIBIT 1


                   AGREEMENT PURSUANT TO RULE 13d-1(f)(1)(iii)



     Pursuant to Rule 13d-1(f)(1)(iii), the undersigned Aaron D. Spencer and Uno Associates, do hereby agree that the Schedule 13D to which this Agreement is attached as an exhibit shall be deemed filed on behalf of each of Aaron D. Spencer and Uno Associates.



Dated: August 23, 1996                            /s/ Aaron D. Spencer
                                                 -------------------------------
                                                      Aaron D. Spencer




                                              UNO ASSOCIATES



Dated: August 23, 1996                        By: /s/ Aaron D. Spencer
                                                 -------------------------------
                                                      Aaron D. Spencer, Partner

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